AMENDED AND RESTATED
                               SECURITY AGREEMENT

     THIS AMENDED AND RESTATED SECURITY AGREEMENT (the "Agreement"), dated as of September 5, 2000, is entered into by and between WHITEFORD FOODS VENTURE, L.P., a Texas limited partnership (the "Borrower"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association (the "Agent"), as Agent for the Banks (the Agent and the Banks will be collectively referred to as the "Banks");

                                WITNESSETH THAT:

     WHEREAS, the Borrower is (or will be with respect to after-acquired property)the legal and beneficial owner and the holder of the Collateral (as defined in Section 1 hereof); and

     WHEREAS, pursuant to that certain Amended and Restated Credit Agreement (as it may hereafter from time to time be restated, amended, modified or supplemented, the "Credit Agreement")of even date herewith between the Banks and the Borrower, the Banks have agreed to make certain loans to the Borrower; and

     WHEREAS, the obligation of the Banks to make loans under the Credit Agreement is subject to the condition, among others, that the Borrower secure its obligations to the Banks under the Credit Agreement in the manner set forth herein.

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1. Terms which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein. The following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

     1.1 "Code" means the Uniform Commercial Code of each state as in effect on the date hereof and as the same may subsequently be amended from time to time, the substantive provisions of which are applicable to any of the property of the Borrower in which the Agent, for the benefit of the Banks, are granted a security interest pursuant to this Agreement.

     1.2 "Collateral" means all of the Borrower's right, title and interest in, to and under the following described property of the Borrower (each capitalized term used in this Section 1.2 shall have in this Agreement the meaning given to it by Article 9 of the Code as in effect in
          Ohio):

          1.2.1 all now existing and hereafter acquired and arising Accounts, General Intangibles, Chattel Paper, Documents, Instruments, Letters of Credit, Advices of Credit, Equipment, and Inventory, all Products of and Accessions to the foregoing and all Proceeds of all of the foregoing

               (including without limitation all insurance policies and proceeds thereof);

          1.2.2 to the extent, if any, not included in clause (i)above, each and every other item of personal property and fixtures, both those that are now owned and those that hereafter arise or are acquired, regardIess of whether Article 9 of the Code is applicable to any extent to the creation, perfection or enforcement of Liens thereon or therein.

               Without limiting the foregoing, Collateral includes all business records and information, including computer tapes and other storage media containing the same and computer programs and software (including without limitation, source code, object code and related manuals and documentation and all licenses to use such software)for accessing and manipulating such information.

     1.3 "Debt" means, collectively, all now existing and hereafter arising Indebtedness of the Borrower to any of the Banks under the Credit Agreement and other Loan Documents, including without limitation, all Indebtedness, whether of principal, interest, fees, expenses or otherwise, of the Borrower to any of the Banks now existing or hereafter incurred under the Credit Agreement or the Notes, or any of the other Loan Documents referred to therein as any of the same or any one or more of them may from time to time be amended, restated, modified or supplemented, together with any and all extensions, renewals, refinancings or refundings thereof in whole or in part.

     1.4 "Receivables" means all of the Collateral except Equipment and Inventory.

2. As security for the due and punctual payment and performance of the Debt in full, the Borrower hereby agrees that the Agent, for the benefit of the Banks, shall have, and the Borrower hereby grants to and creates in favor of the Agent, for the benefit of the Banks, a first priority security interest under the Code in and to the Collateral subject only to Permitted Liens. Without limiting the generality of Section 4 below, the Borrower further agrees that with respect to each item of Collateral as to which
     (i)the creation of a valid and enforceable security interest is not governed exclusively by the Code or (ii)the perfection of a valid and enforceable security interest therein under the Code cannot be accomplished either by the Agent taking possession thereof or by the filing in appropriate locations of appropriate Code financing statements executed by the Borrower, the Borrower will at its expense execute and deliver to the Agent such documents, agreements, notices, assignments and instruments and take such further actions as may be requested by the Agent from time to time for the purpose of creating a valid and perfected first priority Lien on such item, subject only to Permitted Liens, enforceable against the Borrower and all third parties to secure the Debt.

3. The Borrower represents and warrants to the Agent that (a)the Borrower has good and marketable title to the Collateral, and (b)except for the security interest granted to and created in favor of the Agent, for the benefit of the Banks, hereunder and Permitted Liens, all the Collateral is free and clear of any Lien.

4. The Borrower will faithfully preserve and protect the security interest granted to the Agent, for the benefit of the Banks, in the Collateral as a prior perfected security interest under the Code, superior and prior to the rights of all third Persons, except for Permitted Liens, and will do all such other acts and things and will, upon reasonable request therefor by the Agent, execute, deliver, file and record all such other documents and instruments, including, without limitation, financing statements, security agreements, assignments and documents and powers of attorney with respect to the Collateral, and pay all filing fees and taxes related thereto, as the Agent, in its reasonable discretion, may deem necessary or advisable from time to time in order to attach, continue, preserve, perfect and protect said security interest; and the Borrower hereby irrevocably appoints the Agent, its officers, employees and agents, or any of them, as attorneys-in-fact for the Borrower to execute, deliver, tile and record such items for the Borrower and in the Borrower's name, place and stead. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement. The Borrower also authorizes the Agent to file one or more financing statements, as deemed necessary or desirable by the Agent, for the benefit of the Banks, which financing statements lists or otherwise describes the Collateral as consisting of all of the Borrower's assets or words to that effect, regardless of the actual description of the Collateral set forth in this Agreement.

5.   The Borrower covenants and agrees that:

     5.1 it will defend the Agent's right, title and security interest in and to the Collateral, held by the Agent for the benefit of the Banks, and the proceeds thereof against the claims and demands of all Persons whomsoever, other than any Person claiming a right in the Collateral pursuant to an agreement between such Person and any of the Banks;

     5.2 it will not suffer or permit to exist on any Collateral any Lien except for Permitted Liens;

     5.3 it will not take or omit to take any action, the taking or the omission of which might result in a material alteration or impairment of the Collateral or of the Agent's rights under this Agreement;

     5.4 it will not sell, assign or otherwise dispose of any portion of the Collateral;

     5.5 it will (i)obtain and maintain sole and exclusive possession of the Collateral, (ii)keep the Collateral and all records pertaining thereto at the locations specified on the Security Interest Data Summary attached as Schedule A hereto, unless it shall have given the Agent prior notice and taken any action reasonably requested by the Agent to maintain its security interest, held for the benefit of the Banks, therein, (iii)upon the occurrence of an Event of Default, deliver to the Agent upon the Agent's request therefor all Collateral consisting of Instruments as soon as practicable upon the Borrower's receipt of a request therefor provided that such Instruments required by applicable state law to stay on site will remain on site, and (iv)keep materially accurate and complete books and records concerning the Collateral and such other books and records as the Agent may from time to time reasonably require;

     5.6 upon the occurrence of an Event of Default, it will furnish to the Agent as soon as practicable such information and documents relating to the Collateral as the Agent may reasonably request, including, without limitation, all invoices, Documents, contracts, Chattel Paper, Instruments and other writings pertaining to the Borrower's contracts or the performance thereof, provided that any Instruments required by applicable state law to stay on site will remain on site; all of the foregoing to be certified upon request of the Agent by an Authorized Officer of the Borrower;

6. The Borrower assumes full responsibility for taking any and all necessary steps to preserve the Agent's rights with respect to the Collateral, held for the benefit of the Banks, against all Persons other than anyone asserting rights in respect of a Permitted Lien. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Agent takes such action for that purpose as the Borrower shall request in writing, provided that such requested action will not, in the judgment of the Agent, impair the security interest in the Collateral created hereby or the Agent's rights in, or the value of, the Collateral, and provided further that such written request is received by the Agent in sufficient time to permit the Agent to take the requested action.

7. At any time and from time to time whether or not an Event of Default then exists and without prior notice to or consent of the Borrower, the Agent may at its option take such actions as the Agent deems appropriate (i)to attach, perfect, continue, preserve and protect the Agent's prior security interest in the Collateral, and/or (ii)inspect, audit and verify the Collateral, including reviewing all of the Borrower's books and records and copying and making excerpts therefrom, provided that prior to an Event of Default or a Potential Default, the same is done with advance notice during normal business hours to the extent access to the Borrower's premises is required, and to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i)and (ii)to the Debt, to be paid by the Borrower to the Agent, for the benefit of the Banks, upon demand;

8. At any time and from time to time after an Event of Default exists and is continuing and without prior notice to or consent of the Borrower, the Agent may at its option take such action as the Agent deems appropriate
     (i)to maintain, repair, protect and insure the Collateral, and/or (ii)to perform, keep, observe and render true and correct any and all covenants, agreements, representations and warranties of the Borrower hereunder, and to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i)and (ii)to the Debt, to be paid by the Borrower to the Agent, for the benefit of the Banks, upon demand.

9.   After there exists any Event of Default under the Credit Agreement:

     9.1 The Agent shall have and may exercise all the rights and remedies available to a secured party under the Code in effect at the time, and such other rights and remedies as may be provided by Law and as set forth below, including without limitation to take over and collect all the Borrower's Receivables and all other Collateral, and to this end the Borrower hereby appoints the Agent, its officers, employees and agents, as its irrevocable, true and lawful attorneys-in-fact with all necessary power and authority to (i)take possession immediately, with or without notice, demand, or legal process, of any of or all of the Collateral wherever found, and for such purposes, enter upon any premises upon which the Collateral may be found and remove the Collateral therefrom, (ii)require the Borrower to assemble the Collateral and deliver it to the Agent or to any place designated by the Agent at the Borrower's expense, (iii)receive, open and dispose of all mail addressed to the Borrower and notify postal authorities to change the address for delivery thereof to such address as the Agent may designate, (iv)subject to the written terms and conditions of the agreements between Borrower's Subsidiaries and its customers, demand payment of the Receivables, (v)enforce payment of the Receivables by legal proceedings or otherwise, (vi)exercise all of the Borrower's rights and remedies with respect to the collection of the Receivables,
          (vii)subject to the written terms and conditions of the agreements between Borrower's Subsidiaries and its customers, settle, adjust, compromise, extend or, where permitted by law, renew the Receivables,
          (viii)settle, adjust or compromise any legal proceedings brought to collect the Receivables, (ix)to the extent permitted by applicable Law, sell or assign the Receivables upon such terms, for such amounts and at such time or times as the Agent deems advisable, (x)discharge and release the Receivables, (xi)take control, in any manner, of any item of payment or proceeds from any account debtor, (xii)prepare, file and sign the Borrower's name on any Proof of Claim in Bankruptcy or similar document against any account debtor, (xiii)prepare, file and sign the Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiv)do all acts and things necessary, in the Agent's sole discretion, to fulfill the Borrower's obligations under the Loan Documents, (xv)endorse the name of the Borrower upon any check, Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Receivables or Inventory; (xvi)use the Borrower's stationery and sign the Borrower's name to verifications of the Receivables and notices thereof to account debtors; (xvii)access and use the information recorded on or contained in any data processing equipment or computer hardware or software relating to the Receivables, Inventory, or other

          Collateral or proceeds thereof to which the Borrower has access, (xviii)demand, sue for, collect, compromise and give acquittances for any and all Collateral, (xix)prosecute, defend or compromise any action, claim or proceeding with respect to any of the Collateral, and
          (xx)take such other action as the Agent may deem appropriate, including extending or modifying the terms of payment of the Borrower's debtors. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement. To the extent permitted by Law, the Borrower hereby waives all claims of damages due to or arising from or connected with any of the rights or remedies exercised by the Agent pursuant to this Agreement, except claims for physical damage to the Collateral arising from gross negligence or willful misconduct by the Agent.

     9.2 The Agent shall have the right to lease, sell or otherwise dispose of all or any of the Collateral at public or private sale or sales for cash, credit or any combination thereof, with such notice as may be required by Law (it being agreed by the Borrower that, in the absence of any contrary requirement of Law, ten (10)days' prior notice of a public or private sale of Collateral shall be deemed reasonable notice), in lots or in bulk, for cash or on credit, all as the Agent, in its sole discretion, may deem advisable. Such sales may be adjourned from time to time with or without notice. The Agent shall have the right to conduct such sales on the Borrower's premises or elsewhere and shall have the right to use the Borrower's premises without charge for such sales for such time or times as the Agent may see fit. The Agent may purchase all or any part of the Collateral at public or, if permitted by Law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Debt.

10. The security interest in the Borrower's Collateral granted to and created in favor of the Agent, for the benefit of the Banks, by this Agreement shall be for the benefit of the Banks. Each of the rights, privileges, and remedies provided to the Agent hereunder or otherwise by Law with respect to the Borrower's Collateral shall be exercised by the Agent only for the benefit of the Banks, and any of the Borrower's Collateral or proceeds thereof held or realized upon at any time by any of the Banks shall be applied as set forth in Section 10.13 of the Credit Agreement. The Borrower shall remain liable to the Banks for and shall pay to the Agent, for the benefit of the Banks, any deficiency which may remain after such sale or collection.

11. If the Agent repossesses or seeks to repossess any of the Collateral pursuant to the terms hereof because of the occurrence of an Event of Default, then to the extent it is commercially reasonable for the Agent to store any Collateral on any of the Borrower's premises, the Borrower hereby agrees to lease to the Agent on a month-to-month tenancy for a period not to exceed one hundred twenty (120)days at the Agent's election, at a rental of One Dollar ($1.00)per month, the premises on which the Collateral is located, provided it is located on premises owned or leased by the Borrower.

12. Upon indefeasible payment in full of the Debt and termination of the Credit Agreement, this Agreement shall terminate and be of no further force and effect, and the Agent shall thereupon promptly return to the Borrower such of the Collateral and such other documents delivered by the Borrower hereunder as may then be in the Agent's possession. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

13. No failure or delay on the part of any of the Banks in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Banks hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default. All waivers under this Agreement must be in writing. The rights and remedies of the Agent under this Agreement are cumulative and in addition to any rights or remedies which they may otherwise have, and the Agent may enforce any one or more remedies hereunder successively or concurrently at their option.

14. All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be given or made as provided in Section 11.6 of the Credit Agreement.

15. The Borrower agrees that as of the date hereof, all information contained on the Security Interest Data Schedule attached hereto as Schedule A is accurate and complete and contains no omission or misrepresentation. The Borrower shall promptly notify the Agent of any changes in the information set forth thereon.

16. The Borrower acknowledges that the provisions hereof giving the Agent rights of access to books, records and information concerning the Collateral and the Borrower's operations and providing the Agent access to the Borrower's premises are intended to afford the Agent with immediate access to current information concerning the Borrower and its activities, including without limitation, the value, nature and location of the Collateral so that the Agent can, among other things, make an appropriate determination after the occurrence of an Event of Default, whether and when to exercise their other remedies hereunder and at Law, including without limitation, instituting a replevin action should the Borrower refuse to turn over any Collateral to the Agent. The Borrower further acknowledges that should the Borrower at any time fail to promptly provide such information and access to the Agent, the Borrower acknowledges that the Agent would have no adequate remedy at Law to promptly obtain the same. The Borrower agrees that the provisions hereof may be specifically enforced by the Agent and waives any claim or defense in any such action or proceeding that the Agent has an adequate remedy at Law.

17. This Agreement shall be binding upon and inure to the benefit of the Agent, the Banks and their respective successors and assigns, and the Borrower and its successors and assigns, except that the Borrower may not assign or transfer the Borrower's obligations hereunder or any interest herein.

18. This Agreement shall be deemed to be a contract under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of said State excluding its rules relating to conflicts of law.

19. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

20. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the day and year first above set forth.



                                       WHITEFORD FOODS VENTURE, L. P.

                                       By: G/W Foods, Inc., a Texas corporation,
                                           its general partner,


                                           By:/s/Albert D. Greenaway
                                           -------------------------
                                              Albert D. Greenaway
                                              President



                                       PNC BANK, NATIONAL ASSOCIATION,
                                       as Agent

                                       By:/s/William C. Miles
                                       ----------------------
                                       Name: William C. Miles
                                       Title: Vice President

                                   SCHEDULE A
                                       TO
                               SECURITY AGREEMENT

                         SECURITY INTEREST DATA SUMMARY


     1. The chief executive office of Whiteford Foods Venture, L. P. (the "Debtor")is located at 770 N. Center Street, Versailles, Ohio 45380.

     2. The Debtor's true, full and corporate name is Whiteford Foods Venture,
L. P. The Debtor uses no trade names or fictitious names except as specified on the Disclosure Schedule.

     3. All of the Debtor's personal property which has not been delivered to the Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor's chief executive office as described in Paragraph 1 above, except as specified on the Disclosure Schedule.